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                                                                    Exhibit 10.3

                      SPLIT DOLLAR LIFE INSURANCE AGREEMENT
                         (Collateral Assignment Method)


     THIS AGREEMENT is made on March 11, 1998, between Hillenbrand Industries, Inc., an Indiana corporation (the "Corporation"), and "Name" (referred to herein as the "Owner" or the "Employee").

RECITALS:

     A. The Employee is a valued employee of "Company", a subsidiary of the Corporation.

     B. The Owner owns a policy of life insurance ("Policy") on the life of the Employee, as shown on Exhibit A, attached hereto. The insurance company issuing the Policy is called the "Insurer."

     C. The Corporation wishes the Employee to continue his employment with the Corporation and, as an inducement thereto, the Corporation is willing to assist the Owner in the payment of premiums for the Policy as provided in this Agreement.

     D. The parties intend this Agreement to constitute a plan of split dollar life insurance under Revenue Ruling 64-328, 1964-2 C.B. 11, and Revenue Ruling 66-110, 1966-1 C.B. 12.

     THEREFORE, for value received, the parties agree:

     1. PREMIUM PAYMENTS. Until this Agreement is terminated, the Corporation and the Owner shall make the premium payments on the Policy, as defined in Exhibit A, as provided in this section.

         1.1 PAYMENT OF PREMIUM. The Owner shall pay an amount equal to the Owner's Payments (as hereinafter defined), either directly or through the Corporation. The Corporation shall timely pay the remaining balance of all premiums for the Policy.

         1.2 OWNER'S PAYMENTS. The Owner's Payment shall be that portion of the annual premium payment equal to the cost (as determined below) of providing the death benefit payable (as listed on Exhibit A) to the Owner's designated beneficiary. The Owner's cost shall be equal to the lesser of (a) the P.S. 58 table rate; (b) the Insurer's table rates; or (c) the Insurer's lowest current published premium rate for annually renewable term insurance on the life of the Employee for standard risk for the death benefit listed in Exhibit A.

         1.3 INTEREST IN THE POLICY. For purposes of this Agreement, the Corporation's "Interest" in the Policy is an amount equal to (1) the total premiums paid on the Policy reduced by (2) the amount of the Owner's Payments actually reimbursed by the Owner from the date of this Agreement to the date as of which the Corporation's Interest is being determined, and further reduced by
(3) any prior payments to the Corporation in reduction of its Interest in the Policy.

     2. OWNERSHIP OF THE POLICIES. Except as otherwise specifically provided in this Agreement, the Owner is the sole and absolute owner of the Policy, and may exercise all ownership rights granted to the Owner thereof by the terms of such Policy; provided, however, that the Owner shall not borrow against the cash surrender value of the Policy. Except as specifically provided in this Agreement, the Corporation shall have no incidents of ownership in the Policy.




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     3.  CORPORATION'S RIGHTS.

         3.1 In consideration of the Corporation's payment of premiums as provided in Section 1, and as collateral security for the payment of the Corporation's Interest, the Owner has collaterally assigned to the Corporation, by document entitled "Collateral Assignment," attached hereto as Exhibit B, the following rights in the Policy:

              (a) The right to receive, upon the partial or total surrender of the Policy by the Owner, the cash surrender value of the Policy up to the amount of the Corporation's Interest in the Policy;

              (b) The right to receive, upon the death of the Employee, the net death benefit of the Policy, up to the amount of the Corporation's Interest in Policy; and

              (c) The right to borrow in accordance with the loan provisions of the Policy and to pledge its interest in the Policy as security for a loan from a third party, provided that any such loan obtained by the Corporation shall not at any time exceed the amount of the Corporation's Interest in the Policy and that the Corporation shall be liable for the payment of interest on any such Policy loan. During the term of this Agreement, the Owner agrees not to borrow in accordance with the loan provisions of the Policy or to pledge its interest in the Policy as security for a loan from a third party.

         3.2 The Owner shall execute and file with the Insurer the Collateral Assignment. As between the Owner and the Corporation, this Agreement shall take precedence over any provision of the Collateral Assignment. Upon full payment to the Corporation of the amount of its Interest in a Policy, the Corporation shall release the collateral assignment of the Policy.

         3.3 The parties agree that benefits under the Policy may be paid by the Insurer either by separate checks to the Corporation and Owner, or by a joint check. In the latter instance, the Owner and the Corporation agree that the benefits shall be divided as provided in this Agreement.

     4.  TERMINATION OF THIS AGREEMENT.

         4.1 EVENTS OF TERMINATION. This Agreement shall terminate as to the Policy upon the happening of any of the following events:

              (a) Full payment of the Owner to the Corporation of the Corporation's Interest in the Policy;

              (b) By written notice of the Corporation upon the failure of the Owner to make a contribution to the Corporation as required by section 1.1, which failure is not cured within 30 calendar days after notice from the Corporation;

              (c)  Surrender, lapse, or other termination of the Policy;

              (d) Written notice of termination of this Agreement either from the Owner to the Corporation or from the Corporation to the Owner; or

              (e)  Death of the Employee.



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         4.2  RIGHTS UPON TERMINATION. Upon the termination of this Agreement:

              (a) The obligation of the Corporation to pay premiums on the Policy shall cease; and

              (b) If the Agreement terminated under paragraph (e) of section 4.1, the Owner shall, immediately upon receipt of the death benefit under the Policy, pay to the Corporation an amount equal to the Corporation's Interest in the Policy.

              (c) If the Agreement terminated under paragraph (b), (c), or (d) of section 4.1, the Owner shall, within 60 calendar days after the date of termination, pay to the Corporation an amount equal to the lesser of (1), the Corporation's Interest in the Policy or (2) the cash surrender value of the Policy. If full payment of this amount is not received by the Corporation within that 60 calendar day period, then the Owner shall immediately transfer complete ownership of the Policy as to which the termination occurred to the Corporation in full discharge of the default amount.

     5. THE INSURER. The Insurer shall be bound only by the provisions of the policy. The Insurer shall not be bound by or deemed to have notice of the provisions of this Agreement.

     6. ERISA PROVISIONS. The following provisions are part of this Agreement and are intended to meet the requirements of the Employee Retirement Income Security Act of 1974.

         6.1 NAMED FIDUCIARY. The "named fiduciary" and "plan administrator" is the Corporation.

         6.2 FUNDING POLICY. The funding policy under this Agreement is that all premiums on the Policy be remitted to the Insurer when due.

         6.3 BASIS OF PAYMENT OF BENEFITS. Direct payment by the Insurer is the basis of payment of benefits under this Agreement, with those benefits in turn being based on the payment of premiums as provided in this Agreement.

         6.4  CLAIMS PROCEDURE.

              (a) CLAIM. A person who believes that he or she is being denied a claim for benefits to which he or she is entitled under this Agreement (a "Claimant") may file a written request for such benefit with the Corporation, setting forth the claim. The request must be addressed to the "Claims Manager" of the Corporation at the Corporation's then principal place of business.

              (b) DECISION ON A CLAIM. If a claim is denied, the Claims Manager shall deliver a written explanation to the Claimant, setting forth: (1) the specific reason or reasons for the denial; (2) references to the pertinent provisions of this Agreement on which the denial is based; (3) a description of any additional material or information necessary; (4) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (5) the time limit for requesting a review of the claim under section 6.4(c). The written explanation shall be delivered to the Claimant within 90 calendar days after receipt of the claim by the Corporation.




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              (c)  REVIEW OF A DENIED CLAIM. A Claimant shall have 60 calendar days following receipt of the denial of a claim to request a review of the denial. A request for review shall be in writing and addressed to the Claims Manager at the Corporation's then principal place of business. The Claimant may submit pertinent documents and written issues and comments. The Claims Manager shall review the denial of the claim, and shall furnish the Claimant with a decision on review within 60 calendar days after receipt of the Claimant's request for review. The decision on review shall be in writing, shall be written in a manner calculated to be understood by the Claimant, and shall include specific reasons for the decision and specific references to the pertinent provisions of this Agreement on which the decision is based. If the written decision on review is not furnished to the Claimant within the 60 calendar day period, the claim shall be deemed denied on review.

     7. ASSIGNMENT. Either party may assign all or any of its rights in the Policy and this Agreement, without the consent of the other party. If a party assigns all of its rights and obligations under this Agreement in accordance with this section, then the assignee shall be substituted for the assignor as a party under this Agreement.

     8. AMENDMENT. This Agreement may be amended by, but only by, a written instrument signed by each of the parties.

     9. BINDING EFFECT. This Agreement shall be binding upon, and shall inure to the benefit of, the Corporation and the Owner and their respective successors, heirs, executors, administrators, fiduciaries, beneficiaries and assigns. This Agreement supersedes all prior agreements between the parties with respect to the subject matter hereto.

     10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana.



     IN WITNESS WHEREOF, the parties have signed this Agreement effective on the date first above written.


                                        "CORPORATION"

                                        Hillenbrand Industries, Inc.,

                                        AN INDIANA CORPORATION


                                        By:
                                           ----------------------------------

                                        NAME:
                                        Title:


                                        "OWNER"


                                        ------------------------------------
                                                       "NAME"



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                                    EXHIBIT B
                          Form of Collateral Assignment


                              COLLATERAL ASSIGNMENT

     THIS ASSIGNMENT is made on March 11, 1998, by "Name", as Assignor, to Hillenbrand Industries, Inc., an Indiana corporation, as Assignee.

     FOR VALUE RECEIVED, the Assignor hereby collaterally assigns to Assignee, its successors and assigns, the following specific rights in and to life insurance policy number "Policy" (the "Policy") issued by Security Life of Denver (the "Insurer") in the face amount of $"Amount" on the life of "Name" (the "Employee").

     1. This Assignment is made, and the Policy shall be held, as collateral security for all obligations of the Assignor to Assignee pursuant to that certain Split Dollar Life Insurance Agreement, dated March 11, 1998, between Assignor and Assignee with respect to the Policy (the "Agreement"). This Assignment is subject to all of the terms and conditions of the Policy and to all superior liens, if any, which the Insurer may have against the Policy.

     2. The Assignee shall have the following rights in and to the Policy:

         (a) The right to receive, upon the surrender of the Policy by the Assignor, the cash surrender value up to the amount of the Assignee's "Interest" in the Policy (as defined in the Agreement); and

         (b) The right to receive, upon the death of the Employee, the net death benefit of the Policy up to the amount of the Assignee's Interest in the Policy.

     3. Except as specifically granted in this Collateral Assignment, the Assignor shall retain all incidents of ownership in the Policy, subject to the terms of the Agreement.

     4. The Assignee shall, upon request of the Assignor, forward the Policy to the Insurer, without unreasonable delay, for endorsement of any designation or change of beneficiary, any election of optional mode of settlement, or the exercise of any other right reserved by the Assignor.

     5. The Insurer shall be bound only by the provisions of, and endorsements to, the Policy. The Insurer is not a party to the Agreement, and shall not be bound by or deemed to have notice of the provisions of the Agreement, and the Agreement is not incorporated into this Collateral Assignment. While the insurer has no obligation to inquire into any fact concerning the Agreement, if the Insurer has actual knowledge of a fact concerning the Agreement (specifically including but not limited to the existence and identity of the Assignee, the validity or amount of any of the liabilities of the Assignor to the Assignee under the Agreement, the existence of any default under the Agreement, the giving of any notice, or the application to be made by the Assignee of any proceeds paid by the Insurer to the Assignee pursuant to this Collateral Assignment), then the Insurer may, but is not obligated to, act in accordance with such knowledge. The sole signature of the Assignee shall be sufficient for the exercise of any rights under the Policy assigned hereby, and the receipt of the Assignee of any sums received by it shall be a full discharge and release therefor to the Insurer.




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     IN WITNESS WHEREOF, the Assignor and Assignee have signed this Collateral
Assignment on the date first written above.



                                      "ASSIGNOR"



                                      ------------------------------------
                                                     "NAME"


                                      "ASSIGNEE"

                                      Hillenbrand Industries, Inc.,
                                      an Indiana corporation



                                      BY:
                                         ---------------------------------
                                      Name:
                                      Title:






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